EXHIBIT 23.3
INDEPENDENT AUDITORS’ CONSENT
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report relating to the financial statements of Color Kinetics Japan Incorporated dated January 20, 2006, appearing in the Annual Report on Form 10-K of Color Kinetics Incorporated for the year ended December 31, 2005.
/s/ DELOITTE TOUCHE TOHMATSU
Tokyo, Japan
October 13, 2006